Exhibit 4.4

EXHIBIT A

NOTICE OF EXERCISE – WARRANT

TO:     BIOLARGO, INC.

(1) The undersigned hereby elects to purchase _____________ common shares of the Company (maximum allowed: [________]) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Unless said Warrant Shares will be delivered electronically via DWAC, please issue the Warrant Shares in the name of the undersigned or in such other name as is specified below in “book entry” form at the Company’s transfer agent.

If the Warrant Shares will be delivered electronically via DWAC, please issue them to the following account:

Name of DTC Participant (broker-dealer at which the account of Holder to be credited with the Warrant Shares is maintained): _______________________________________

DTC Participant Number: _______________________________________

Name of Account at DTC Participant to be credited with the Shares: _______________________

______________________________________________________________________________

Account Number at DTC Participant to be credited with the Shares: _______________________________

_______________________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _______________________________________

Name of Authorized Signatory: _________________________________________________________

Title of Authorized Signatory: __________________________________________________________

Date: ___________________________________________________

Address for delivery of shares (no PO boxes): ______________________________________________

____________________________________________

Social Security Number / Tax Identification Number: ________________________________________

EXHIBIT B

NOTICE OF TRANSFER –WARRANT

(To be signed only upon transfer of Warrant and subject to other conditions of this Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________________________ the right represented by the attached Warrant to purchase __________ shares of the Common Stock of BIOLARGO, INC., to which the attached Warrant relates, and appoints _____________________ as Attorney-in-fact to transfer such right on the books of BIOLARGO, INC., with full power of substitution in the premises.

The undersigned understands that any transfer of the attached Warrant is subject to full compliance with Federal and applicable state securities laws and other requirements, which requirements shall be determined and which issues shall be decided by BIOLARGO, INC., in its sole and absolute discretion, prior to consenting to and recognizing such transfer.

Dated:

(Signature must conform in all respects to the name of the Holder as specified on the face of the Warrant)

(Address)

Signed in the presence of: